KEYSPAN GAS EAST CORPORATION
                        GLOBAL MEDIUM-TERM NOTE, SERIES A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                       CUSIP No. 49337EAB6                        PRINCIPAL AMOUNT
No. FX-2                                                                    U.S. $125,000,000

ORIGINAL ISSUE DATE:                  INTEREST RATE:                        STATED MATURITY:
January 19, 2001                        6.900%                              January 15, 2008

INTEREST PAYMENT                REGULAR RECORD DATE:
DATES: January 15 and           Close of business on the 15th calendar
July 15, commencing             day preceding the interest payment date
July 15, 2001

OPTIONAL REPAYMENT DATE(S):                                                 ADDENDUM ATTACHED:
Not Applicable                                                                Yes
                                                                            X No

DENOMINATIONS:                                                              OTHER PROVISIONS:
$1,000 and integral multiples thereof                                       Not Applicable

                  KEYSPAN GAS EAST CORPORATION, a New York corporation (the "Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION U.S. DOLLARS on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

                  The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor
Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

                  The Notes are, and all other Securities issued under the Indenture will be, unconditionally guaranteed as to payment of principal (and premium, if any), interest, if any, and additional amounts, if any, by KeySpan Corporation, a New York corporation (the "Guarantor").

                  Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series A (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of December 1, 1999, between the Company, the Guarantor and The Chase Manhattan Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of other Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

                  The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If
(x) the Depositary is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (y) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and in an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

                  This Note is not subject to any sinking fund.

                  This Note may be  subject  to  repayment  at the option of the
Holder prior to its Stated Maturity on any Holder's Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date this Note shall be repayable in whole or in part in an amount equal to $1,000 or any integral multiple thereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its office at 450 West 33rd Street, 15th Floor, New York, New York 10001 or such address which the Company shall from time to time notify the Holder hereof ("Corporate Trust Office"), not more than 60 nor less than 30 days prior to an Optional Repayment Date. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

                  This Note will be redeemable at the option of the Issuer, in whole at any time or in part from time to time ( each such date of redemption, a "Redemption Date") prior to its Stated Maturity, at a redemption price equal to the greater of (i) 100% of its principal amount and (ii) the sum, as determined by the Independent Investment Banker, of the present value of the principal amount and the remaining scheduled payments of interest on the notes to be redeemed, discounted from their scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus accrued but unpaid interest thereon to the Redemption Date.

                   "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 25 basis points.

                   "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes to be redeemed.

                   "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                   "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

     "Reference Treasury Dealers" means Merrill Lynch Government Securities Inc., Chase Securities Inc. and Salomon Smith Barney Inc. or their affiliates which are primary U.S. Government securities dealers, and their respective successors and any other primary U.S. Government securities dealers in New York City (each a "Primary Treasury Dealer") selected by the Issuer in addition to, or in substitution for, such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer.

                   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  Interest on this Note will accrue from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be, at the Interest Rate per annum stated above until the principal amount hereof is paid or made available for payment. Unless otherwise specified above, interest will be computed on the basis of a 360-day year of twelve 30-day months for the period specified hereunder.

                  Any provision contained herein with respect to the calculation of the interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above or as set forth under "Other Provisions" if so set forth above.

                  If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable immediately, the amount of principal due and payable with respect to such Note shall be limited to the amount equal to (i) the sum of the aggregate principal amount of such Note multiplied by the price (expressed as a percentage of the aggregate principal amount) at which such Note will be issued (the "Issue Price") plus (ii) the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" computed in accordance with generally accepted accounting principals in effect on the date of declaration. An "Original Issue Discount Note" means (i) a Note, including any zero-coupon Note, that has a stated redemption price at maturity that exceeds the initial offering price to the public at which a substantial amount of an offering is sold by at least 0.25% of its principal amount multiplied by the number of full years from the Original Issue Date to the stated Maturity for such Note and which is designated as an Original Issue Discount Note in the terms of such Note pursuant to the Indenture, and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

                  The Indenture permits, with certain exceptions as therein provided, the amendment or modification thereof at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of more than 50% in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of that series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, and having endorsed thereon a Guarantee duly executed by the Guarantor, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Certain of the Company's and the Guarantor's obligations under the Indenture with respect to Notes, may be terminated if the Company or the Guarantor irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

                  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: January 19, 2001


                                           KEYSPAN GAS EAST CORPORATION



                                           By:     /s/Norma Y. Rodriguez
                                           Name:   Norma Y. Rodriguez
                                                   Title: Treasurer

                                           Attest:
                                           By:      Paul R. Nick
                                           Name:    Paul R. Nick
                                                    Title: Controller and Chief
                                                           Accounting Officer

CERTIFICATE  OF  AUTHENTICATION
This  is one of the  Securities
of the  series designated therein
referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
    as Trustee


By: /s/ Francine Springer
    Authorized Officer

                            OPTION TO ELECT REPAYMENT
         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

                 (Please print or typewrite name and address of the undersigned)
                  For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed. This Note notice must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice.

                  If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in an amount equal to $1,000 or an integral multiple thereof, provided that any remaining principal amount is equal to an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ -----------------------          ---------------------------------------------
                                   NOTICE: The signature on this Option to Elect
Date_____________________                   Repayment must  correspond  with the
                                            name as  written  upon  the  face of
                                            this   Note  in  every   particular,
                                            without alteration or enlargement or
                                            any change whatever

                            ASSIGNMENT/TRANSFER FORM
                  FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please  print  or  typewrite  name and  address  including  postal  zip code of assignee)
______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.

Date:  -------------    -------------------------------------------------------
                        NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    GUARANTEE

                  FOR VALUE RECEIVED, KEYSPAN CORPORATION, a New York corporation (the "Guarantor"), hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on each such Note, the due and punctual payment of any sinking fund payments provided for pursuant to the terms of such Note and the payment of any additional amounts when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture, dated as of December 1, 1999 (the "Indenture") by and among KeySpan Gas East Corporation (the "Issuer" or the "Company"), the Guarantor and The Chase Manhattan Bank, as Trustee (the "Trustee"). In case of the failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, if any, or sinking fund payment or payment of additional amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

                  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and in this Guarantee. This Guarantee is a guarantee of payment and not collection. If the Trustee or the Holder of any Note is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

                  The Guarantor shall be subrogated to all rights of the Holders of the Notes of a particular series against the Company in respect of any amount paid by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest, if any, on all Notes of such series issued hereunder shall have been paid in full.

                  The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee and to constitute the same as the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with applicable laws.

                  The delivery of any Note by the Trustee, after the authentication thereof, shall constitute due delivery of this Guarantee endorsed thereon on behalf of the Guarantor. The Guarantor hereby agrees that this Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of this Guarantee.

                  This   Guarantee   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York.

                  All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, KEYSPAN CORPORATION has caused this Guarantee to be duly executed in its corporate name by the facsimile signature of one of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.

Dated as of: January 19, 2001


                                              KEYSPAN CORPORATION
                                              By:   /s/ Ronald S. Jendras
                                              Name: Ronald S. Jendras
                                              Title:Vice-President, Controller
                                              & Chief Accounting Offifcer